UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
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Blue Nile, Inc.
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The following language appeared as Item 8.01 Other Events on Blue Nile, Inc.'s form 8-K filed January 23, 2017:
As previously announced, on November 6, 2016, Blue Nile, Inc., a Delaware corporation (“Blue Nile” or the “Company”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) with BC Cyan Parent Inc., a Delaware corporation (“Parent”), and BC Cyan Acquisition Inc., a Delaware corporation and wholly-owned subsidiary of Parent (“Merger Sub”), providing for the merger of Merger Sub with and into the Company (the “Merger”), with the Company surviving the Merger as a wholly owned subsidiary of Parent. Parent and Merger Sub were formed by funds managed by Bain Capital Private Equity.

Litigation Relating to the Merger

This Current Report on Form 8-K is being filed in connection with a putative class action lawsuit filed in the Delaware Court of Chancery by a purported stockholder of Blue Nile on January 13, 2017, styled Hale v. Blue Nile, Inc., C.A. No. 2017-0025-SG (Del. Ch.) (the “Delaware Action”). The Delaware Action alleges, among other things, that the Company’s Board of Directors breached their fiduciary duties by failing to disclose all material information necessary to allow the Company’s stockholders to cast a fully informed vote on the proposed Merger. Among other things, the Delaware Action alleges that the Company’s Definitive Schedule 14A (the “Definitive Proxy Statement”) filed with the Securities and Exchange Commission (the “SEC”) on December 28, 2016 failed to include material information concerning (i) the selected publicly traded companies and selected precedent transactions analyses performed by the Company’s financial advisor; and (ii) the Company’s financial projections provided by the Company to its financial advisor. The Delaware Action seeks, among other remedies, an order preliminarily and permanently enjoining the proposed Merger, a finding that the Board of Directors is liable for breaching their fiduciary duties and an award of attorneys’ and other fees and expenses.

The defendants to the Delaware Action deny all allegations of wrongful or actionable conduct asserted in the action, and the Board of Directors vigorously maintains that it diligently complied with its fiduciary duties, that the Definitive Proxy Statement is complete and accurate in all material respects and that no further disclosure is required under applicable law. Nonetheless, the Company has determined to supplement the Definitive Proxy Statement with the disclosures set forth below solely to alleviate the costs, risks, distraction and uncertainties inherent in litigation and any potential delay of the proposed Merger. In making these supplemental disclosures, the defendants to the Delaware Action do not in any way admit to the factual or legal allegations therein and further reserve all of their rights and defenses with respect thereto.
Supplemental Disclosures
Solely in connection with the Delaware Action, the Company has determined to make these supplemental disclosures to the Definitive Proxy Statement. This supplemental information should be read in conjunction with the Definitive Proxy Statement, which should be read in its entirety. Nothing herein shall be deemed an admission of the legal necessity or materiality of any of the disclosures set forth herein. All page references in the information below are to pages in the Definitive Proxy Statement, and all capitalized terms used below shall have the meanings set forth in the Definitive Proxy Statement.
Selected Publicly Traded Companies and Selected Precedent Transactions Analyses

The disclosure under the heading “The Merger—Opinion of Merrill Lynch, Pierce, Fenner & Smith Incorporated — Blue Nile Financial Analyses — Selected Publicly Traded Companies Analysis” on page 51 of the Definitive Proxy Statement is hereby supplemented by amending and restating the section to read as follows:

Selected Publicly Traded Companies Analysis

BofA Merrill Lynch reviewed publicly available financial and stock market information for Blue Nile and the following 10 publicly traded companies in the eCommerce and jewelry retail industries:

•	Cimpress N.V.

•	Shutterfly, Inc.

•	Overstock.com, Inc.

•	U.S. Auto Parts Network, Inc.

•	1-800-Flowers.com, Inc.

•	PetMed Express, Inc.

•	Groupon, Inc.

•	FTD Companies, Inc.

•	Tiffany & Co.

•	Signet Jewelers Limited

BofA Merrill Lynch reviewed, among other things, enterprise values of the selected publicly traded companies, calculated as equity values based on closing stock prices on November 4, 2016, plus debt and preferred stock and minority interests, less cash and cash equivalents, as a multiple of calendar year 2017 estimated earnings adjusted to exclude the effects of stock-based compensation expense before interest, taxes, depreciation and amortization, commonly referred to as adjusted EBITDA. BofA Merrill Lynch also reviewed the per share equity values of the selected publicly traded companies, based on closing stock prices on November 4, 2016, as a multiple of calendar year 2017 estimated cash earnings per share, and the market capitalization of the selected publicly traded companies, based on closing stock prices on November 4, 2016, as a multiple of calendar year 2017 estimated free cash flow. This analysis indicated the following multiples for the selected publicly traded companies:

Selected Public Companies	EV/Adj. EBITDA	P/Cash EPS	P/FCF
Cimpress N.V.	12.0x	29.1x	20.9x
Shutterfly, Inc.	7.7x	16.8x	14.0x
Overstock.com, Inc.	14.2x	NM	18.1x
U.S. Auto Parts Network, Inc.	7.0x	25.5x	NA
1-800-Flowers.com, Inc.	9.0x	19.0x	15.4x
PetMed Express, Inc.	9.9x	17.1x	11.3x
Groupon, Inc.	8.2x	54.0x	17.4x
FTD Companies, Inc.	5.7x	8.1x	6.9x
Tiffany & Co.	9.6x	18.7x	19.4x
Signet Jewelers Limited	6.9x	9.7x	14.0x

Selected Public Companies	EV/Adj. EBITDA	P/Cash EPS	P/FCF
Low	5.7x	8.1x	6.9x
Median	8.6x	18.7x	15.4x
Mean	9.0x	22.0x	15.3x
High	14.2x	54.0x	20.9x

BofA Merrill Lynch then applied (i) a range of enterprise value to adjusted EBITDA multiples of 7.5x to 13.5x, based on the selected publicly traded companies, to Blue Nile’s calendar year 2017 estimated adjusted EBITDA; (ii) a range of price to cash earnings per share multiples of 14.0x to 27.0x, based on the selected publicly traded companies, to Blue Nile’s calendar year 2017 estimated cash earnings per share; and (iii) a range of price to free cash flow multiples of 10.0x to 20.0x, based on the selected publicly traded companies, to Blue Nile’s calendar year 2017 estimated free cash flow. Estimated financial data of the selected publicly traded companies were based on publicly available research analysts’ estimates, and estimated financial data of Blue Nile were based on the Management Projections. This analysis indicated the following approximate implied per share equity value reference ranges for Blue Nile, rounded to the nearest $0.05, as compared to the Per Share Price:

Implied Per Share Equity Value Reference Ranges for Blue Nile Per Share Price			Per Share Price
(Based on Management Projections)
EV/Adj. EBITDA $20.25 - $33.70	P/Cash EPS $16.90 - $32.60	P/FCF $18.00 - $35.85	$40.75

No company used in this analysis is identical or directly comparable to Blue Nile. Accordingly, an evaluation of the results of this analysis is not entirely mathematical. Rather, this analysis involves complex considerations and judgments concerning differences in financial and operating characteristics and other factors that could affect public trading or other values of the companies to which Blue Nile was compared.

The disclosure under the heading “The Merger—Opinion of Merrill Lynch, Pierce, Fenner & Smith Incorporated — Blue Nile Financial Analyses—Selected Precedent Transactions Analysis” on page 52 of the Definitive Proxy Statement is hereby supplemented by amending and restating the section to read as follows:

Selected Precedent Transactions Analysis

BofA Merrill Lynch reviewed, to the extent publicly available, financial information relating to the following 15 selected transactions involving companies in the eCommerce and jewelry retail industries:

Date	Acquiror	Target
Jan. 7, 2016	Hudson Bay Company	Gilt Groupe, Inc.
Aug. 17, 2015	Liberty Interactive Corporation	Zulily, Inc.
July 1, 2015	TSG Consumer Partners, LLC	Backcountry.com, Inc.
May 29, 2015	GameStop Corp.	Geeknet Inc.
July 30, 2014	FTD Companies, Inc.	Providence Commerce
July 2, 2014	The Kroger Co.	Vitacost.com Inc.
Feb. 27, 2014	Essilor International SA	Coastal Contacts Inc.
Feb. 19, 2014	Signet Jewelers Ltd.	Zale Corporation
Jan. 7, 2014	Thomas H. Lee Partners, L.P.	1-800 CONTACTS, Inc.
Dec. 19, 2013	Sycamore Partners	The Jones Group Inc.
Aug. 1, 2013	Blucora, Inc.	Monoprice, Inc.
June 4, 2012	Anthem, Inc.	1-800 CONTACTS, Inc.
April 16, 2012	Fanatics, Inc.	Dreams, Inc.
Mar. 24, 2011	Walgreen Co.	drugstore.com, inc.
Feb. 9, 2011	GSI Commerce Inc.	Fanatics, Inc.

BofA Merrill Lynch reviewed enterprise values as a multiple of the target company’s last twelve month and next twelve month estimated revenue and adjusted EBITDA. This analysis indicated the following multiples for the selected precedent transactions:

Acquiror	Target	EV / LTM Adj. EBITDA
Hudson Bay Company	Gilt Groupe, Inc.	NA
Liberty Interactive Corporation	Zulily, Inc.	47.8x
TSG Consumer Partners, LLC	Backcountry.com, Inc.	NA
GameStop Corp.	Geeknet Inc.	NM
FTD Companies, Inc.	Providence Commerce	7.5x
The Kroger Co.	Vitacost.com Inc.	NM
Essilor International SA	Coastal Contacts Inc.	NM
Signet Jewelers Ltd.	Zale Corporation	17.7x
Thomas H. Lee Partners, L.P.	1-800 CONTACTS, Inc.	7.5x
Sycamore Partners	The Jones Group Inc.	9.0x
Blucora, Inc.	Monoprice, Inc.	11.3x
Anthem, Inc.	1-800 CONTACTS, Inc.	NA
Fanatics, Inc.	Dreams, Inc.	29.1x
Walgreen Co.	drugstore.com, inc.	20.4x
GSI Commerce Inc.	Fanatics, Inc.	9.9x

Selected Precedent Transactions	EV/LTM Adj. EBITDA
Low	7.5x
Median	11.3x
High	47.8x

BofA Merrill Lynch then applied last twelve month adjusted EBITDA multiples of 10.0x to 18.0x, derived from the selected transactions, to Blue Nile’s last twelve month adjusted EBITDA as of October 2, 2016. Estimated financial data of the selected transactions were based on publicly available information at the time of announcement of the relevant transaction. Estimated financial data of Blue Nile were based on the Management Projections. This analysis indicated the following approximate implied per share equity value reference range for Blue Nile, rounded to the nearest $0.05, as compared to the Per Share Price:

Implied Per Share Equity Value Reference Range for Blue Nile             Per Share Price
(Based on Management Projections)
LTM Adj. EBITDA
$22.70 - $37.95                         $40.75

No company, business or transaction used in this analysis is identical or directly comparable to Blue Nile or the Merger. Accordingly, an evaluation of the results of this analysis is not entirely mathematical. Rather, this analysis involves complex considerations and judgments concerning differences in financial and operating characteristics and other factors that could affect the acquisition or other values of the companies, business segments or transactions to which Blue Nile and the Merger were compared.

Management Projections

The disclosure under the heading “The Merger — Management Projections—Management Projections” on page 56 of the Definitive Proxy Statement is hereby supplemented by amending and restating the section to read as follows:

Management Projections

Projected
($ millions, except per share data)	CY 2016E	CY 2017E	CY 2018E	CY 2019E
Revenue	$480.9	$520.1	$558.8	$594.1
Gross Profit	$ 94.8	$105.7	$115.7	$124.7
GAAP Net Income	$ 10.0	$ 11.0	$ 13.3	$ 15.3
Cash Net Income	$ 12.9	$ 14.3	$ 16.9	$ 19.1
GAAP EPS	$ 0.85	$ 0.93	$ 1.11	$ 1.27
Cash EPS	$ 1.10	$ 1.21	$ 1.42	$ 1.59
Adjusted EBITDA	$ 23.6	$ 27.2	$ 31.1	$ 34.5

Note: Revenue, Gross Profit, GAAP Net Income, GAAP EPS and Adjusted EBITDA were provided by management. Cash Net Income and Cash EPS were calculated with the Board of Director’s authorization from management models. See the reconciliation of the differences between Cash Net Income, Adjusted EBITDA and Cash EPS from the comparable GAAP measures in the section “— Reconciliation of Non-GAAP Metrics” below.

Unlevered Free Cash Flows

In addition to the Management Projections, certain projections of Blue Nile’s unlevered free cash flows related to the Management Projections were provided to Blue Nile’s financial advisor for the purpose of performing its financial analyses. The unlevered free cash flows related to the Management Projections were derived at the direction of and approved by Blue Nile from the Management Projections, taking into account certain cash flow items related to changes in working capital, capital expenditures and stock-based compensation expense provided by Blue Nile management. The Board of Directors instructed Blue Nile’s financial advisor to use the unlevered free cash flows related to the Management Projections for purposes of its financial analysis and opinion.

The following table presents in summary form the projected unlevered free cash flows related to the Management Projections.

	Projected
($ millions, except per share data)	Q4 2016E	CY 2017E	CY 2018E	CY 2019E
Unlevered Free Cash Flows - Management Projections	$5.2	$16.3	$18.9	$21.3

The disclosure under the headings “The Merger — Management Projections—Sensitivity Cases—Downside Case” and “The Merger — Management Projections—Sensitivity Cases—Upside Case”on page 57 of the Definitive Proxy Statement is hereby supplemented by amending and restating the section to read as follows:

Downside Case

Projected
($ millions, except per share data)	CY 2016E	CY 2017E	CY 2018E	CY 2019E
Revenue	$480.9	$507.4	$535.1	$556.2
Gross Profit	$ 94.8	$102.8	$108.1	$112.3
GAAP Net Income	$ 10.0	$ 9.7	$ 10.1	$ 10.5
Cash Net Income	$ 12.9	$ 13.0	$ 13.6	$ 14.1
GAAP EPS	$ 0.85	$ 0.82	$ 0.85	$ 0.88
Cash EPS	$ 1.10	$ 1.10	$ 1.14	$ 1.18
Adjusted EBITDA	$ 23.6	$ 24.9	$ 25.7	$ 26.6

Note: Revenue, Gross Profit, GAAP Net Income, GAAP EPS and Adjusted EBITDA were provided by management. Cash Net Income and Cash EPS were calculated with the Board of Director’s authorization, from management models. See the reconciliation of the differences between Cash Net Income, Adjusted EBITDA and Cash EPS from the comparable GAAP measures in the section “— Reconciliation of Non-GAAP Metrics” below.

Upside Case

Projected
($ millions, except per share data)	CY 2016E	CY 2017E	CY 2018E	CY 2019E
Revenue	$480.9	$543.9	$640.1	$727.8
Gross Profit	$ 94.8	$112.1	$133.0	$153.0
GAAP Net Income	$ 10.0	$ 12.3	$ 14.9	$ 22.3
Cash Net Income	$ 12.9	$ 15.7	$ 19.1	$ 27.0
GAAP EPS	$ 0.85	$ 1.04	$ 1.25	$ 1.85
Cash EPS	$ 1.10	$ 1.33	$ 1.60	$ 2.25
Adjusted EBITDA	$ 23.6	$ 29.6	$ 34.5	$ 46.7

Note: Revenue, Gross Profit, GAAP Net Income, GAAP EPS and Adjusted EBITDA were provided by management. Cash Net Income and Cash EPS were calculated with the Board of Director’s authorization, from management models. See the reconciliation of the differences between Cash Net Income, Adjusted EBITDA and Cash EPS from the comparable GAAP measures in the section “— Reconciliation of Non-GAAP Metrics” below.

Unlevered Free Cash Flows

In addition to the Sensitivity Cases, certain projections of Blue Nile’s unlevered free cash flows related to the Sensitivity Cases were provided to Blue Nile’s financial advisor, and were derived at the direction of and approved by Blue Nile from the Sensitivity Cases, taking into account certain cash flow items in the Sensitivity Cases related to changes in working capital, capital expenditures and stock-based compensation expense provided by Blue Nile management. The unlevered free cash flows related to the Sensitivity Cases were provided for illustrative purposes only, and, at the direction of Blue Nile, Blue Nile’s financial advisor did not use or rely on the unlevered free cash flows related to the Sensitivity Cases for purposes of its financial analysis or opinion.

The following table presents in summary form the projected unlevered free cash flows related to the Sensitivity Cases.

	Projected
($ millions, except per share data)	Q4 2016E	CY 2017E	CY 2018E	CY 2019E
Unlevered Free Cash Flows - Downside Case	$5.2	$15.0	$14.4	$15.2
Unlevered Free Cash Flows - Upside Case	$5.2	$20.7	$21.1	$29.5

Additional Information and Where to Find It
Blue Nile filed the Definitive Proxy Statement with the SEC on December 28, 2016. This Definitive Proxy Statement contains important information about the proposed Merger and related matters. INVESTORS AND STOCKHOLDERS ARE URGED TO READ THE DEFINITIVE PROXY STATEMENT CAREFULLY. Investors and stockholders may obtain free copies of these documents and other documents filed with the SEC by Blue Nile through the website maintained by the SEC at www.sec.gov. In addition, investors and stockholders may obtain free copies of these documents from Blue Nile by contacting Blue Nile’s Investor Relations by e-mail at investor@bluenile.com, or by going to Blue Nile’s Investor Relations page on its corporate web site at http://investor.bluenile.com and clicking on the link titled “SEC Filings” under the “Financials & Filings” heading.

Participants in the Solicitation
Blue Nile and certain of its directors, executive officers, and certain other members of management and employees of Blue Nile may be deemed to be participants in the solicitation of proxies from the stockholders of Blue Nile in connection with the proposed Merger. Information regarding these individuals and other persons who may be deemed to be participants in the solicitation of proxies, as well as any interests they may have in the transaction described herein, are included in the Definitive Proxy Statement described above. Additional information regarding Blue Nile’s directors and executive officers is also included in Blue Nile’s proxy statement for its 2016 Annual Meeting of Stockholders, which was filed with the SEC on April 15, 2016. These documents are available free of charge as described in the preceding paragraph.

Legal Notice Regarding Forward-Looking Statements
This information contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 with respect to the proposed transaction between Blue Nile and BC Cyan Parent Inc., including statements regarding the benefits of the transaction, the anticipated timing of the transaction, the expected closing of the proposed Merger and future performance and plans of Blue Nile. In some cases, you can identify forward-looking statements by terms such as “would,” “could,” “may,” “will,” “should,” “expect,” “intend,” “plan,” “anticipate,” “believe,” “estimate,” “might,” “predict,” “potential,” “targets,” “seek,” or “continue,” the negative of these terms or other variations of such terms. These forward-looking statements involve certain risks and uncertainties that could cause actual results to differ materially from those indicated in such forward-looking statements, including, but not limited to, the ability to obtain approval of Blue Nile’s stockholders, the ability to obtain required regulatory approvals, the ability of the parties to satisfy other conditions to the consummation of the proposed Merger, the occurrence of any event, change or other circumstance that could give rise to the termination of the merger agreement, the risk that the transaction may involve unexpected costs, liabilities or delays and such other risks as identified in Blue Nile’s Annual Report on Form 10-K for the fiscal year ended January 3, 2016, Quarterly Report on Form 10-Q for the fiscal quarter ended October 2, 2016, Quarterly Report on Form 10-Q for the fiscal quarter ended April 3, 2016 and Quarterly Report on Form 10-Q for the fiscal quarter ended July 3, 2016, each as filed with the SEC, which contain and identify important factors that could cause the actual results to differ materially from those contained in the forward-looking statements. While Blue Nile may elect to update forward-looking statements at some point in the future, Blue Nile specifically disclaims any obligation to update the forward-looking statements provided to reflect any change in its expectations or any change in events, conditions or circumstances on which any such statement is based, and, therefore, you should not rely on these forward-looking statements as representing Blue Nile’s views as of any date subsequent to today.